UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 9, 2006
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)
10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)
(858) 410-8000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
On February 9, 2006, the Compensation Committee of the Board of Directors and the Board of Directors of Gen-Probe Incorporated (the “Company”) authorized bonuses based on 2005 performance, payable February 24, 2006, and base salary adjustments as of February 24, 2006, retroactive to January 7, 2006, as follows:

			2006 Base
Name	Position	2005 Bonus	Salary
Henry L. Nordhoff	Chairman, President, and Chief Executive Officer	$450,000	$640,000

Daniel L. Kacian, Ph.D., M.D.	Executive Vice President and Chief Scientist	$104,000	$363,000

Niall M. Conway	Executive Vice President, Operations	$70,000	$334,000

R. William Bowen	VP, General Counsel, and Secretary	$85,000	$317,000

Herm Rosenman	VP, Finance and Chief Financial Officer	$80,000	$315,000
Each executive’s bonus and adjusted base salary was determined by an assessment of the Company’s performance against corporate goals and an assessment of the executive’s sustained performance against individual goals, and job responsibilities including, where appropriate, the impact of such performance on the Company’s business results, industry pay levels, and experience and potential for advancement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
Date: February 24, 2006	By:	/s/ R. William Bowen
R. William Bowen
Vice President and General Counsel